UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2019

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2019, Richard C. Ill, having reached the mandatory retirement age set forth in P. H. Glatfelter Company’s (the “Company”) Amended and Restated By-laws retired from the Board of Directors effective at the 2019 Annual Meeting of Shareholders. Mr. Ill’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors adopted an amendment (the “Amendment”) to Section 2.1 of the Company’s Amended and Restated By-laws. The Amendment reduced the size of the Board of Directors from nine members to eight members effective at the Annual Meeting of Shareholders held on May 9, 2019.

The foregoing description is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2019, the Company held its annual meeting of shareholders. There were 44,023,064 shares of common stock entitled to vote at the meeting and a total of 41,849,884 (95.06%) shares of common stock were represented at the meeting.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1. The election of eight members of the Board of Directors to serve until the Company’s next annual meeting and until their successors are elected and qualified. Each of the eight nominees for director was elected and the voting results are set forth below:

Name	For	Withheld	Broker Non-Votes
Bruce Brown	38,427,545	1,322,131	2,099,939
Kathleen A. Dahlberg	37,374,054	2,375,622	2,099,939
Nicholas DeBenedictis	37,060,746	2,688,156	2,099,939
Kevin M. Fogarty	38,440,622	1,308,280	2,099,939
J. Robert Hall	36,050,446	3,699,230	2,099,939
Ronald J. Naples	36,656,530	3,093,146	2,099,939
Dante C. Parrini	37,945,071	1,803,831	2,099,939
Lee C. Stewart	37,064,062	2,684,840	2,099,939

Proposal 2. A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain	Broker Non-Votes
40,715,852	1,117,440	16,592	N/A

Proposal 3. Advisory approval of the Company’s Named Executive Officer compensation (“Say-on-Pay”).

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain	Broker Non-Votes
39,081,023	589,962	78,960	2,009,939

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

3.1 Amendment, effective May 9, 2019, to Amended and Restated By-laws of P. H. Glatfelter Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

May 10, 2019	By:	/s/ Jill L. Urey

Name: Jill L. Urey
Title: Chief Legal & Compliance Officer and Corporate Secretary